Dividend Reinvestment Plan ___________________________________________Exhibit 4.2 Shareholder Authorization Form
CORNING NATURAL GAS HOLDING CORPORATION c/o Registrar and Transfer Company
P.O. Box 664, Cranford, New Jersey 07016
1-800-368-5948

Please sign the authorization located on the reverse side of this form and complete the information below only if it has changed.

Name 1

______________________________________

Name 2

______________________________________

Street Address

______________________________________

City/State/Zip Code

______________________________________

Home Telephone Number

( )_______________________________

Business Telephone Number

(_____)_______________________________

Dividend Reinvestment Plan Shareholder Authorization Form
CORNING NATURAL GAS HOLDING CORPORATION http://www.coringgas.com
c/o Registrar and Transfer Company
P.O. Box 664, Cranford, New Jersey 07016
1-800-368-5948

Please sign the authorization located on the reverse side of this form and complete the information below only if it has changed.

Name 1

______________________________________

Name 2

______________________________________

Street Address

______________________________________

City/State/Zip Code

______________________________________

Home Telephone Number

( )_______________________________

Business Telephone Number

( ) _______________________________

This is not a proxy. This card is only for authorization of dividend reinvestment.

I hereby elect to participate in the Corning Natural Gas Holding Corporation (the "Company") Amended and Restated Dividend Reinvestment Plan (the "Plan") and appoint Registrar and Transfer Company ("R&T") as my agent, subject to the terms and conditions of the Plan to the extent set forth below.

[_] Full Dividend Investment - I want all cash dividends payable on all shares of Common Stock of the Company currently registered in my name to be applied towards the purchase of shares of Common Stock of the Company and credited to my Account under the terms of the Plan.

[_] Partial Dividend Investment - I want cash dividends payable on shares of Common Stock of the Company currently registered in my name, which represents less than all shares registered in my name, to be applied towards the purchase of shares of Common Stock of the Company and credited to my Account under the terms of the Plan.

This authorization and appointment is given with the understanding that I may terminate it at any time by notifying the Company or R&T in writing as set forth in the Plan.

Shareholder X__________________________________________________________	Date _______________________
Shareholder X__________________________________________________________	Date _______________________

All persons must sign exactly as their names appear on the reverse side of this authorization.

This Authorization Form, when fully signed, should be mailed to Registrar and Transfer Company, Dividend Reinvestment Department, P.O. Box 664, Cranford, NJ 07016. An addressed envelope is provided for your convenience.

1/13

This is not a proxy. This card is only for authorization of dividend reinvestment.

I hereby elect to participate in the Corning Natural Gas Holding Corporation (the "Company") Amended and Restated Dividend Reinvestment Plan (the "Plan") and appoint Registrar and Transfer Company ("R&T") as my agent, subject to the terms and conditions of the Plan to the extent set forth below.

[_] Full Dividend Investment - I want all cash dividends payable on all shares of Common Stock of the Company currently registered in my name to be applied towards the purchase of shares of Common Stock of the Company and credited to my Account under the terms of the Plan.

[_] Partial Dividend Investment - I want cash dividends payable on shares of Common Stock of the Company currently registered in my name, which represents less than all shares registered in my name, to be applied towards the purchase of shares of Common Stock of the Company and credited to my Account under the terms of the Plan.

This authorization and appointment is given with the understanding that I may terminate it at any time by notifying the Company or R&T in writing as set forth in the Plan.

Shareholder X_________________________________________________________	Date ________________________
Shareholder X_________________________________________________________	Date ________________________

All persons must sign exactly as their names appear on the reverse side of this authorization.

This Authorization Form, when fully signed, should be mailed to Registrar and Transfer Company, Dividend Reinvestment Department, P.O. Box 664, Cranford, NJ 07016. An addressed envelope is provided for your convenience.

1/13